PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-78575


                            [HOLDERS INTERNET logo]



                        1,000,000,000 Depositary Receipts
                           Internet HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Internet HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                        Primary
                                                               Share    Trading
                   Name of Company                   Ticker   Amounts   Market
     ----------------------------------------------  ------  ---------  ------
     Amazon.com, Inc.                                 AMZN      18      NASDAQ
     CMGI Inc.                                        CMGI      10      NASDAQ
     CNET Networks, Inc.                              CNET       4      NASDAQ
     EarthLink, Inc.                                  ELNK     6.23     NASDAQ
     eBay Inc.                                        EBAY      48      NASDAQ
     E*TRADE Financial Corporation                     ET       12       NYSE
     McAfee, Inc.                                     MFE        7       NYSE
     Priceline.com Incorporated                       PCLN   1.166666   NASDAQ
     RealNetworks, Inc.                               RNWK       8      NASDAQ
     TD Ameritrade HLDG Corp.                         AMTD       9      NASDAQ
     Time Warner Inc.                                 TWX       42       NYSE
     Yahoo! Inc.                                      YHOO      52      NASDAQ

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2006.